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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) April 28, 1996

                                   HUBCO, INC.
             (Exact name of registrant as specified in its charter)


                                   New Jersey
                 (State or other jurisdiction of incorporation)

                1-10699                       22-2405746
       (Commission File Number)   (IRS Employer Identification No.)

               1000 MacArthur Boulevard, Mahwah, New Jersey 07430
                    (Address of principal executive offices)

                                (201) 236-2630
             (Registrant's telephone number, including area code)

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Item 5.  Other Events

1. On April 29, 1996, HUBCO, Inc. ("HUBCO") issued a press release announcing the signing of a definitive agreement (the "Merger Agreement") with Hometown Bancorporation, Inc., a Delaware corporation and registered bank holding company ("Hometown"), whereby Hometown will be merged with and into HUBCO (the "Merger"). Hometown is the parent company of The Bank of Darien, a Connecticut-chartered commercial bank ("Darien"). In the event HUBCO has consummated its previously announced acquisition of Lafayette American Bank and Trust Company ("Lafayette") by the closing of the Hometown Merger, HUBCO anticipates it will merge Darien into Lafayette. HUBCO may elect to merge Darien with and into a wholly-owned bank subsidiary of HUBCO as of the date of the Merger, but may also keep Darien as a separate bank subsidiary.

Under the terms of the Merger Agreement, Hometown shareholders will receive cash in the amount of $17.75 per share of common stock of Hometown, par value $1.00 per share (the "Hometown Common Stock"). There are outstanding 1,706,496 shares of Hometown Common Stock and 129,600 officer and employee stock options. In connection with the transaction, Hometown has issued to HUBCO an option which, based on certain defined events, could result in the issuance of 435,000 shares of Hometown Common Stock to HUBCO at a price of $13.75 per share.

The Merger is subject to customary conditions, including but not limited to the approval by federal and state bank regulatory authorities and the shareholders of Hometown. Hometown, headquartered in Darien, Connecticut, has two offices serving the Darien area. At December 31, 1995, Hometown had assets of approximately $229 million, deposits of approximately $178 million, loans of approximately $103 million and shareholders' equity of approximately $16.8 million.

The managements of HUBCO and Hometown anticipate that the Merger will close during the fourth quarter of 1996.

     2. On April 11, 1996, HUBCO announced its earnings in a press release. On April 24, 1996, Lafayette announced its earnings. Copies of those press releases are attached as Exhibits hereto.

Item 7. Exhibits.

         99.1     HUBCO Hometown Acquisition Press Release dated April 29, 1996.

         99.2 Agreement and Plan of Merger dated April 28, 1996 among HUBCO, Inc., Hudson United Bank, Hometown Bancorporation, Inc. and The Bank of Darien.

         99.3 Stock Option Agreement dated April 28, 1996 between Hometown Bancorporation, Inc. and HUBCO, Inc.

         99.4     HUBCO Earnings Release dated April 11, 1996.

         99.5     Lafayette Earnings Release dated April 24, 1996.



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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                          HUBCO, INC.

Dated: May 2, 1996                        By:D. LYNN VAN BORKULO-NUZZO
                                             -------------------------
                                             D. Lynn Van Borkulo-Nuzzo,
                                             Executive Vice President





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                                INDEX TO EXHIBITS


         99.1 HUBCO Hometown Acquisition Press Release dated April HUBCO, Inc., Hudson United Bank, Hometown Bancorporation, Inc. and the Bank of Darien

         99.2 Agreement and Plan of Merger dated April 28, 1996 among HUBCO, Inc., Hudson United Bank, Hometown Bancorporation, Inc. and The Bank of Darien.

         99.3 Stock Option Agreement dated April 28, 1996 between Hometown Bancorporation and HUBCO, Inc.

         99.4     HUBCO Earnings Release dated April 11, 1996.

         99.5     Lafayette Earnings Release dated April 24, 1996.